UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2011

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 5, 2011.

(b)
There were 17,258,129 shares eligible to vote, and 13,313,670 shares, or 77.1% of the outstanding shares, were voted in person or by proxy at the meeting. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

Proposal 1. Election of Directors. The following individuals were elected to serve as directors until the 2012 Annual Meeting of Shareholders:

		Votes	Broker
Director	Votes "FOR"	"WITHHELD"	Non-Votes
Peter H. Carlton	6,858,164	2,496,939	3,958,567
H. Douglas Chaffin	6,739,194	2,615,909	3,958,567
Joseph S. Daly	6,742,946	2,612,157	3,958,567
Edwin L. Harwood	6,874,450	2,480,653	3,958,567
Thomas M. Huner	6,828,142	2,526,961	3,958,567
Michael J. Miller	6,841,585	2,513,518	3,958,567
Debra J. Shah	6,806,320	2,548,783	3,958,567
John L. Skibski	6,697,677	2,657,426	3,958,567
Philip P. Swy	6,833,586	2,521,517	3,958,567
Karen M. Wilson	6,729,873	2,625,230	3,958,567

Proposal 2. Ratification of the appointment of Plante & Moran, PLLC as the independent auditors of the Corporation for the 2011 fiscal year. This proposal received the following votes:

Proposal 2	For	Against	Abstain
	12,308,995	468,412	536,263

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 3. Amendment of the Articles of Incorporation to increase the number of shares of common stock authorized from 30,000,000 to 50,000,000. This proposal received the following votes:

Proposal 3	For	Against	Abstain
	8,731,815	4,487,795	94,060

Based on the votes set forth above, the Amendment to the Articles of Incorporation received the required majority of the shares outstanding and therefore was approved.

Proposal 4. Amendment of the Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock. This proposal received the following votes:

				Broker
Proposal 4	For	Against	Abstain	Non-Vote
	5,367,061	3,754,659	233,383	3,958,567

Based on the votes set forth above, the Amendment to the Articles of Incorporation did not receive the required majority of the shares outstanding and therefore was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: May 6, 2011	By:	/s/ John L. Skibski
John L. Skibski
Executive Vice President and
Chief Financial Officer